Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
PHOENIX INTERNATIONAL FREIGHT
SERVICES, LTD. AND SUBSIDIARIES
JUNE 30, 2012

C O N T E N T S

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	3

CONSOLIDATED FINANCIAL STATEMENTS

BALANCE SHEET	4

STATEMENT OF INCOME	6

STATEMENT OF CHANGES IN OWNERS' EQUITY	7

STATEMENT OF CASH FLOWS	8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	9

Audit . Tax . Advisory
Grant Thornton LLP
175 W Jackson Boulevard, 20th Floor
Chicago, IL 60604-2687
T 312.856.0200
F 312 565 4719
www.GrantThornton.com
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Phoenix International Freight Services, Ltd.

We have audited the accompanying consolidated balance sheet of Phoenix International Freight Services, Ltd.
(an Illinois corporation) and Subsidiaries (collectively, the Company) as of June 30, 2012, and the related consolidated statements of income, changes in owners’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of
America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix International Freight Services, Ltd. and
Subsidiaries as of June 30, 2012, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Chicago, Illinois
September 14, 2012

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

Phoenix International Freight Services, Ltd. and Subsidiaries
CONSOLIDATED BALANCE SHEET
June 30, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67,705,976
Accounts receivable, net of allowance for doubtful accounts of $979,151	119,715,970
Notes receivable	193,451
Prepaid expenses	1,080,867
Deferred income taxes	978,382

Total current assets	189,674,646

PROPERTY AND EQUIPMENT
Buildings	6,556,400
Leasehold improvements	2,858,143
Furniture and fixtures	8,589,446
Machinery and other equipment	10,662,470
Automobiles and other transportation equipment	1,271,744

29,938,203

Less accumulated depreciation	17,086,016

12,852,187

Land	382,937

13,235,124
OTHER ASSETS
Deposits	1,046,947
Deferred financing fees, net of amortization of $28,969	19,763
Goodwill	5,776,061
Other assets	1,296,138

Total other assets	8,138,909

TOTAL ASSETS	$211,048,679

Phoenix International Freight Services, Ltd. and Subsidiaries
CONSOLIDATED BALANCE SHEET - CONTINUED
June 30, 2012

LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
Bank overdraft	$6,219,221
Line of credit	86,971
Current maturities of long-term obligations	803,550
Accounts payable	31,157,157
Accrued salaries	3,057,862
Accrued real estate taxes	36,592
Income taxes payable	4,988,347
Other accrued liabilities	4,050,059

Total current liabilities	50,399,759

LONG-TERM LIABILITIES
Long-term obligations, less current maturities	664,250
Deferred income taxes	346,407

Total long-term liabilities	1,010,657

OWNERS' EQUITY
Owners' equity attributable to owners
Common stock, $1.00 par value; authorized 100,000 shares;
outstanding 39,420 shares	39,420
Additional paid-in capital	10,099,739
Retained earnings	144,816,843
Accumulated other comprehensive income	2,193,376

Total owners' equity attributable to owners	157,149,378

Non-controlling interest	881,071
Non-controlling interest - VIE	1,607,814

Total owners' equity	159,638,263

TOTAL LIABILITIES AND OWNERS' EQUITY	$211,048,679

The accompanying notes are an integral part of this statement.

Phoenix International Freight Services, Ltd. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
Year ended June 30, 2012

	Amount	Percentage
Net revenues	$989,790,622	100.00%

Cost of revenues	858,252,278	86.71

Gross profit on revenues	131,538,344	13.29

Selling, general and administrative expenses	88,490,736	8.94

Income from operations	43,047,608	4.35

Other income (expense)
Interest income	220,550	0.02
Interest expense	(84,444)	(0.01)
Currency gain	631,602	0.06
Miscellaneous expense	(619,817)	(0.06)

Total other income	147,891	0.01

Income before income taxes and
non-controlling interest	43,195,499	4.36

Income tax expense	12,656,267	1.28

Net income	30,539,232	3.08

Non-controlling interest	(238,076)	(0.02)

Non-controlling interest - VIE	(229,519)	(0.02)

Net income attributable to owners	$30,071,637	3.04%

The accompanying notes are an integral part of this statement.

Phoenix International Freight Services, Ltd. and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN OWNERS' EQUITY
Year ended June 30, 2012

				Accumulated		Total
		Additional		other		owners' equity			Total
	Common	paid-in	Retained	comprehensive	Treasury	attributable	Non-controlling	Non-controlling	owners'	Comprehensive
	stock	capital	earnings	income	stock	to owners	interest	interest - VIE	equity	income (loss)

Balance at July 1, 2011	$39,510	$10,122,869	$115,291,813	$3,390,631	$—	$128,844,823	$724,037	$1,343,354	$130,912,214

Comprehensive income
Net income	—	—	30,071,637	—	—	30,071,637	238,076	229,519	30,539,232	$30,071,637
Foreign currency translation adjustments	—	—	—	(1,197,255)	—	(1,197,255)	—	—	(1,197,255)	(1,197,255)

Total comprehensive income										$28,874,382

Non-controlling interest - Tahiti	—	—	—	—	—	—	—	34,941	34,941

Partnership dividend distribution	—	—	—	—	—	—	(81,042)	—	(81,042)

Treasury stock purchased	—	—	—	—	(569,827)	(569,827)	—	—	(569,827)

Treasury stock retired	(90)	(23,130)	(546,607)	-	569,827	—	—	—	—

Balance at June 30, 2012	$39,420	$10,099,739	$144,816,843	$2,193,376	$ -	$157,149,378	$881,071	$1,607,814	$159,638,263

The accompanying notes are an integral part of this statement.

Phoenix International Freight Services, Ltd. and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended June 30, 2012

Cash flows from operating activities
Net income	$30,539,232
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,761,302
Deferred taxes	(243,611)
Gain on sale of property and equipment	38,820
Changes in assets and liabilities
Receivables	(13,489,575)
Prepaid expenses	1,570,332
Other assets	(66,971)
Accounts payable and accrued expenses	4,949,567

Net cash provided by operating activities	27,059,096

Cash flows from investing activities
Disposal of subsidiaries investment	11,558
Acquisition of property and equipment	(6,815,022)
Proceeds from disposals of property and equipment	106,188

Net cash used in investing activities	(6,697,276)

Cash flows from financing activities
Increase in bank overdraft	2,432,090
Decrease in line of credit	(2,067,951)
Principal repayments on long-term debt	(2,661,126)
Principal borrowings on long-term debt	3,384,402
Non-controlling interest distribution	(81,042)
Non-controlling interest - Tahiti	34,941
Treasury stock purchased	(569,827)

Net cash provided by financing activities	471,487

Effects of exchange rates changes on cash and cash equivalents	(1,197,254)

Net increase in cash and cash equivalents	19,636,053

Cash and cash equivalents, beginning of year	48,069,923

Cash and cash equivalents, end of year	$67,705,976

Non-cash financing activities
Treasury stock retired	$569,827

Supplemental cash flow information
Interest paid	$51,988
Income taxes paid	14,615,974

The accompanying notes are an integral part of this statement.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Phoenix International Freight Services, Ltd. (Phoenix or the Company) provides international freight forwarding, customs house brokerage, air and ocean consolidation, and non-vessel operating common carrier services throughout the United States of America and abroad. The Company's sales are primarily concentrated in the United States of America (76%), Europe (4%) and the Asia/Pacific Rim region (20%).

Principles of Consolidation

The financial statements include the consolidated accounts of Phoenix and companies in which Phoenix (PHX USA) has a controlling interest. The consolidated financial statements include the following subsidiaries:

•	Phoenix International Logistics Co., Ltd. (Phoenix China), 100% owned.

•	Phoenix International Freight Services Limited (Phoenix England), 100% owned.

•	Phoenix International Freight Services, SAS (Phoenix France), 90% owned.

•	Shanghai He Xun Software Company (SHA He Xun), 100% owned.

•	Phoenix International Freight Services Limited (Phoenix India), 100% owned.

•	Phoenix International Freight Services Limited (Phoenix Ireland), 75% owned.

•	Phoenix Cesped S.r.l. (Phoenix Italy), 55% owned.

•	Phoenix International Freight Services (Korea) Ltd. (Phoenix Korea), 100% owned.

•	Phoenix International Freight Service SDN. BHD. (Phoenix Malaysia), 100% owned.

•	Phoenix International Freight Services Limited (Phoenix Singapore), 90% owned.

•	Phoenix International Freight Services Limited (Phoenix Sri Lanka), 90% owned.

•	Phoenix International Freight Services, Ltd. (Taiwan, Air) (Taiwan Air), 100% owned.

•	Phoenix International Freight Services, Ltd. (Taiwan, Ocean) (Taiwan Ocean), 100% owned.

•	Phoenix International Freight Services (Thailand) Limited (Phoenix Thailand), 100% owned.

•	PHX Holdings Ltd (PHX Holdings), 100% owned.

•	Phoenix International Freight Services Limited (Phoenix Hong Kong), 100% owned by PHX Holdings.

The portion of net income attributable to non-controlling interests for subsidiaries not wholly owned is presented as net income applicable to non-controlling interest on the consolidated statement of operations, and the portion of the owners' equity of such subsidiaries is presented as non-controlling interest on the consolidated balance sheet and consolidated statement of changes in owners' equity.

All intercompany transactions have been eliminated between Phoenix and the consolidated entities.

Variable Interest Entities

Phoenix evaluates consolidation of entities in accordance with applicable literature that requires that assets, liabilities and results of the activity of a variable interest entity (VIE) be consolidated into the financial statements of the enterprise that is considered the primary beneficiary. The Company has determined that the following entities represent VIEs that are required to be consolidated because Phoenix is the primary beneficiary: Phoenix International Tahiti SARL, Phoenix Properties - Missouri, and Phoenix Properties Missouri, LLC (collectively Phoenix Properties).

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Revenue Recognition

Net revenues consist of the total dollar value of services purchased from the Company by customers. Gross profits are gross revenues less the direct costs of transportation and handling. The Company acts principally as the service provider for these transactions and recognizes revenue as these services are rendered. At that time, the Company's obligations to the transactions are completed and collection of receivables is reasonably assured. Nearly all transactions in the Company's business are recorded at the gross amount the Company charges its customers for the service it provides. In these transactions, the Company is the primary obligor, is a principal to the transaction, has all credit risk, maintains substantially all risks and rewards, and has latitude in pricing decisions. Unbilled services of $30,896,138 are included in accounts receivable and represent accrued revenues for services performed.

Cash

The Company maintains its primary cash accounts with one financial institution, which could potentially subject the Company to risk for those amounts in excess of insured limitations. However, the Company has not experienced any losses in these accounts and believes that it is not exposed to any significant credit risk.

The Company maintained $66,844,875 in cash balances at financial institutions outside the United Stated of America. The Company has not experienced any losses on such amounts and believes it is not subject to significant risks related to cash.

Foreign Currency Transactions and Translations

The local currency is the functional currency for all of Phoenix's operations outside the United States. The determination of the functional currency is made based on the appropriate economic and management indicators. Assets and liabilities of the Company's consolidated foreign affiliates are translated into U.S. dollars at the year-end rate of exchange, and their statements of earnings are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are made directly to other comprehensive income. Gains and losses resulting from foreign currency transactions are charged or credited to earnings.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise from transactions and other events from non-owner sources. Comprehensive income includes net income and other non-owner changes in equity that bypass the statement of income and are reported as a separate component of owners' equity. For the year ended June 30, 2012, other comprehensive income is made up solely of the change in foreign currency translation adjustments.

Property, Equipment and Depreciation

Property and equipment are recorded at cost. Depreciation is provided for using straight-line and accelerated methods over the estimated lives of the assets. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the statement of income.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Depreciation is based upon the following useful lives:

Asset description	Life
Buildings	39
Leasehold improvements	15 - 39
Furniture and fixtures	7
Machinery and other equipment	5 - 7
Automobiles and other transportation equipment	3 - 7

Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Depreciation and amortization expense for the year ended June 30, 2012, was $3,763,885. Expenses for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized.

Income Taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year.

Deferred taxes result from differences between the financial and tax bases of Phoenix's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. No valuation allowance has been recorded in 2012.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At June 30, 2012, there was no liability for uncertain tax positions recorded on the accompanying consolidated balance sheet. The Company's policy is to classify all income tax-related interest and penalties as income tax expense. There were no interest and penalties in 2012. The Company's open tax years are 2009, 2010, 2011 and 2012. The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and multiple state and foreign jurisdictions.

As limited partnerships, the taxable income of the Phoenix Properties is the responsibility of the partners and is included in the partners' tax returns.

Goodwill

Goodwill is recognized as the excess cost of an acquired entity over the net amount assigned to assets acquired and liabilities assumed. Goodwill is not amortized, but rather tested for impairment on an annual basis, and more often if circumstances require. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value. In 2012, no impairment loss has been recognized.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Accounts Receivable

The Company grants unsecured credit to customers in the normal course of business. However, the Company maintains an international credit insurance policy for its foreign sales. The majority of the Company's accounts receivable is due from companies operating within a variety of industries. Credit is extended to customers based on evaluation of the customers' financial condition. Accounts receivable are due based on contract terms and stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time past due, the customer's current ability to pay, and the condition of the general economy and industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company has adopted authoritative guidance on the disclosure regarding fair value measurements. The guidance establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which give the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets and liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company discloses estimated fair values of financial instruments and extends existing disclosure to the fair value of financial instruments, both assets and liabilities recognized and not recognized in the financial statements, for which it is practicable to estimate fair value. The carrying amounts of cash and cash equivalents, accounts receivable, notes receivable, and accounts payable approximated their respective fair values as of June 30, 2012, because of the relatively short maturities of these financial instruments. The carrying values of debt instruments reasonably approximates their fair values, as stated interest rates approximate current market interest rates of debt with similar items.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable, consisted of the following as of June 30, 2012:

Accounts receivable	$120,695,121
Less allowance for doubtful receivables	979,151

Net receivables	$119,715,970

Changes in the Company's allowance for doubtful accounts are as follows as of June 30, 2012:

Beginning balance	$961,573
Provision for bad debts	1,257,677
Accounts written off	(1,240,099)

Ending balance	$979,151

NOTE C - DEBT ARRANGEMENTS

Line of Credit

The Company entered into a line of credit for $40,000,000 maturing on June 30, 2013. Interest ranges from LIBOR plus 170 basis points (1.93875% at June 30, 2012) to the prime rate (3.25% at June 30, 2012). The interest is adjusted monthly. The line is collateralized by substantially all of the Company's assets and is subject to certain covenants, for which PHX USA is currently in compliance. The line of credit balance for PHX USA is $-0- as of June 30, 2012.

Long-term Debt

Long-term obligations consist of the following as of June 30, 2012:

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Phoenix Properties MO - Note payable to bank, due August 2018, payable in monthly
installments of $8,333, including interest ranging from LIBOR plus 170 basis points (1.93875% at June 30, 2012) to the prime rate (3.25% at June 30, 2012), collateralized by building	$117,958

Phoenix Properties MO II - Note payable to bank, due March 2015, payable in monthly
installments of $2,578, plus interest ranging from LIBOR plus 170 basis points (1.93875% at June 30, 2012) to the prime rate (3.25% at June 30, 2012), collateralized by building	199,733

Other miscellaneous - foreign long-term notes	1,150,109

1,467,800

Less current maturities included in current liabilities	(803,550)

Total	$664,250

Following are the maturities of long-term obligations as of June 30, 2012:

Years ending June 30,
2013	$803,550
2014	55,140
2015	142,486
2016	2,694
2017	—
Thereafter	463,930

Total	$1,467,800

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

NOTE D - EMPLOYEE RETIREMENT PLANS

401(k) Plan

The Company maintains a 401(k) plan that was established in 2005 for substantially all of its U.S. employees. In order to participate in the plan, full-time employees must have completed one year of service and be at least age 21. Employees can contribute up to 15% of their pay, subject to the annual Internal Revenue Service limit. From April 1, 2009 through April 1, 2010, the Company temporarily suspended the employee match contributions. Through March 4, 2011, the Company matched employee contributions up to 2% and effective March 5, 2011, the Company increased the match up to 5%. The Company's 401(k) match expense equaled $1,180,517 in 2012.

NOTE E - INCOME TAXES

Income tax expense for the year ended June 30, 2012, is as follows:

Current
Federal	$6,226,604
State	644,726
Foreign	6,028,548

Total current	12,899,878

Deferred	(243,611)

Total expense	$12,656,267

The effective income tax rate on income before the provision for income taxes of the Company differed from the U.S. federal statutory rate is as follows as of June 30, 2012:

Federal taxes at the statutory rate	35.0%
State income tax, net of federal income tax effect	0.5
Permanent differences	0.5
Effect of foreign tax credits utilized	1.1
Foreign rates differential	(7.6)

Total	29.5%

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

The income tax effects of temporary differences that gave rise to the net deferred tax assets (liabilities) were as follows as of June 30, 2012:

Current deferred tax assets (liabilities)
Allowance for doubtful accounts	$312,878
Accrued expenses	513,837
Foreign tax credit	178,725
Self-insurance	158,604
Prepaid insurance	(225,763)
Other	40,101

Total current deferred tax assets	978,382

Non-current deferred tax (liabilities) assets
Goodwill	(249,601)
Property and equipment	(420,137)
Step rent	276,786
Other	46,545

Total non-current deferred tax liabilities	(346,407)

Net deferred tax assets	$631,975

Total deferred tax assets were $1,536,424 as of June 30, 2012. Total deferred tax liabilities were $904,449 as of June 30, 2012.

No provision has been made for deferred taxes on unremitted earnings of certain foreign subsidiaries since no significant tax liability is anticipated due to the availability of foreign tax credits should such earnings be remitted.

NOTE F - OPERATING LEASES

Facilities

The Company leases office and warehouse facilities in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, New Jersey, New York, North Carolina, Ohio, South Carolina, Tennessee, Texas and Wisconsin. The lease terms range from one to 10 years with periodic increases in rent. With the exception of the Wisconsin lease, the Company pays its proportionate share of the real estate taxes and insurance on each facility. The Company is also required to pay utilities and maintenance on all facilities.

The Company also has office leases belonging to its foreign subsidiaries, Phoenix Hong Kong and Phoenix England.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Equipment

The Company also leases most of its computer, phone and transportation equipment under non-cancelable leases.

The rent expense for all facilities and equipment for the year ended June 30, 2012, was $7,616,612.

The future minimum rental payments required under the lease terms are as follows at June 30, 2012:

Years ending June 30,	Facilities	Equipment
2013	$5,503,615	$1,103,039
2014	4,844,136	740,983
2015	4,326,644	478,484
2016	3,865,734	260,381
2017	2,711,005	66,521
Thereafter	8,303,128	14,583

NOTE G - SHAREHOLDER AGREEMENTS

The Company has entered into agreements with officer-owners and certain key employees under which, in the event an individual desires to sell, exchange, give or pledge his or her Company stock, or upon the death, retirement or termination of employment of the individual, the Company has the option to reacquire all or a part of his or her stock. The purchase price is determined by the agreement and payable as the parties may determine.

The Company has entered into an agreement with its Employee Stock Ownership Plan under which the Company is obligated to acquire the stock, subject to certain requirements, of terminated or retiring employees. The purchase price and subsequent payment are determined by the agreement.

NOTE H - OWNERS' EQUITY

Common Stock

Common stock consists of the following at June 30, 2012:

	Shares	Shares		Additional
	issued	outstanding	Amount	paid-in capital
Phoenix International Freight Services, Ltd., $1.00 par value; 100,000 shares authorized	39,420	39,420	$39,420	$10,099,739

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

Treasury Stock

The Company records treasury stock purchases at cost. During the year ended June 30, 2012, the Company repurchased 90 shares of common stock at a cost of $569,827.

Furthermore, the Company retired its entire treasury stock balance of 90 shares at June 30, 2012. It is also the Company's plan that any common stock shares acquired in the future will be immediately retired.

NOTE I - CONTINGENCIES

The Company is involved in various litigations arising in the normal course of business. In the opinion of the Company's management, the ultimate outcome of these matters will not have a material impact on the Company's financial statements.

NOTE J - VARIABLE INTEREST ENTITIES

The consolidated financial statements as of June 30, 2012, include the following amounts related to the Phoenix Properties and Phoenix Tahiti, which have been determined to be VIEs for which the Company is the primary beneficiary:

Current assets	$2,222,547
Property and equipment, net	1,987,431
Other assets	468,176

Total assets	$4,678,154

Current liabilities	$2,026,879
Long-term liabilities	1,034,669
Minority interests - VIEs	1,607,814
Ownership interest eliminated in consolidation	30,750
Currency translation differences	(21,958)

Total liabilities and equity	$4,678,154

The real property is collateral for the Phoenix Properties' long-term debt.

Phoenix International Freight Services, Ltd. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
June 30, 2012

NOTE K - SUBSEQUENT EVENTS

The Company evaluated its June 30, 2012, consolidated financial statements for subsequent events through September 14, 2012, the date the consolidated financial statements were available to be issued. Management has determined that there are no subsequent events that would require adjustment to or disclosure in the Company's consolidated financial statements through this date.